Exhibit 99.4

Compass Therapeutics Completes Reverse Merger and Closes $60 Million Private Placement

CAMBRIDGE, Mass., June 23rd, 2020 — Compass Therapeutics, a clinical-stage biotechnology company developing proprietary antibody therapeutics intended to engage the immune system to treat both solid tumors and hematological malignancies, today announced the closing of a $60 million private placement financing and the completion of a reverse merger transaction with Olivia Ventures, Inc. Following the reverse merger, Olivia Ventures changed its name to Compass Therapeutics, Inc. (the “Company”), and will continue the historic and innovative business of Compass Therapeutics.

“This transaction provides the resources necessary to advance our lead program, CTX-471,through clinical development, advance our second program, CTX-8371, to the clinic and continue to develop our pipeline of next-generation monoclonal and multispecific antibody therapeutics,” said Thomas Schuetz, M.D., Ph.D., co-founder and chief executive officer at Compass Therapeutics. “CTX-471 is currently being evaluated in a Phase 1 clinical trial in patients with solid tumors that have progressed after at least three months on an approved PD-1 or PD-L1 inhibitor -- an area of important unmet need.”

The Company announced that current investors, including OrbiMed, F-Prime Capital, Borealis Ventures, Cowen Healthcare Investments, Peter Thiel, Biomatics Capital, Ulysses Diversified Holdings, and Biomed Realty Ventures, have invested alongside new investors led by Consonance Capital, Limulus, and others.

Previous members of Compass’s board of directors Phil Ferneau, MBA, J.D., Borealis Ventures; Carl L. Gordon, Ph.D., CFA, OrbiMed; Thomas J. Schuetz, MD, Ph.D., Compass Therapeutics; Stephen Squinto, Ph.D., OrbiMed, and Julie Sunderland, Biomatics Capital Partners will continue as directors of the Company. Stephen Knight, M.D., of F-Prime Capital and Timothy Anderson of Cowen Healthcare Investments have stepped down from the Compass Board of Directors.

The offering was exempt from registration under Section 4(a)(2) of the United States Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder. The Common Stock in the offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Raymond James was the lead placement agent for the offering; B. Riley FBR acted as co-senior placement agent and Katalyst Securities LLC acted as a placement agent.

About Compass Therapeutics

Compass Therapeutics is a clinical-stage biotechnology company targeting the human immune synapse with a new generation of monoclonal and multispecific antibody therapeutics. Compass is leveraging its proprietary StitchMabsTM and common light-chain based multispecific platforms to empirically identify multispecifics and combinations of antibody therapeutics that synergistically modulate key nodes in the immune system. The Company’s lead product candidate, CTX-471, is a fully human agonistic antibody of CD137. CTX-471 is in a Phase 1 study in patients with inadequate responses to PD-1/PD-L1 checkpoint inhibitors. Compass is also progressing several preclinical assets including a novel class of NK cell engaging bispecifics targeting NKp30 and multiple bispecific checkpoint programs. The Company’s offices and labs are based in Kendall Square in Cambridge, Mass.

Forward Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to our product candidates and the development and therapeutic potential thereof, our technologies for identifying additional product candidates, the intended use of proceeds from the private placement transaction, and our business and development plans. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, the inherent uncertainties associated with developing product candidates and operating as a development stage company, our ability to identify additional product candidates for development, our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, and competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and Compass assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Current Report on Form 8-K filed on June 23, 2020.

Investors

Compass Pharmaceuticals, Inc.
Vered Bisker-Leib

Chief Operating Officer
vered.bisker@compasstherapeutics.com

617-932-6025

Media Contact

Ten Bridge Communications

Gina Nugent
gina@tenbridgecommunications.com

617-460-3579